EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Cristopher Grunewald, the Chief Executive Officer and David Hostelley, Chief Financial Officer of Spotlight Innovation, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Spotlight Innovation Inc. for quarter ended June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Spotlight Innovation Inc.

Date: August 19, 2014	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President, Chief Executive Officer
Chief Financial Officer

Date: August 19, 2014	By:	/s/ David Hostelley
David Hostelley
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Spotlight Innovation, Inc. and will be retained by Spotlight Innovation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.